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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-70878, 33-94350 and 333-05737 on Form S-8 and Nos. 333-16275 and 333-20029 on
Form S-4 of Watson Pharmaceuticals, Inc. of our report dated February 6, 1997, except for Note 12, as to which the date is March 7, 1997 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries) appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 28, 1997